EXHIBIT 10.58

TERMS OF DEFERRED STOCK UNIT AWARD AGREEMENT WITH CERTAIN EXECUTIVE OFFICERS

The form of Deferred Stock Unit Award Agreement (the “Agreement”), filed as Exhibit 10.16 to the Registrant's Quarterly Report on Form 10-K for the annual period ended December 31, 2016, contains blanks where the executive's name, target number of shares, grant date, vesting date, performance period, shortened performance period start date, and months in term provided under the Agreement vary for each executive.

On January 19, 2017, performance share awards were granted providing certain executives the opportunity to earn common stock, the number of which is determined pursuant to, and subject to the attainment of, performance goals. The performance share awards were granted with a term of 36 months and vest on January 19, 2020. The performance period start date was January 1, 2017 thereby making the performance period January 1, 2017 through December 31, 2019. The target number of shares for each executive awarded performance shares on January 19, 2017 is listed below.

Executive Officer	Target number of shares
Joseph J. MarcAurele	6,750
Edward O. Handy, III	3,300
David V. Devault	3,200
Mark K.W. Gim	2,200
James M. Hagerty	2,200
Mary E. Noons	1,800
William K. Wray	1,800
Debra A. Gormley	1,600
Kristen L. DiSanto	1,600
Maria N. Janes	1,600